EXHIBIT 10.42

NON-SOLICITATION AGREEMENT

        THIS NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into effective as of August 7, 2000 (the “Effective Date”), by and between SanDisk Corporation, a Delaware corporation (“SanDisk”), DigitalPortal Inc., a Delaware corporation (“DPI”), and Photo-Me International, Plc. (“PMI”), a corporation organized under the laws of England and Wales.

        WHEREAS, as of even date herewith, the parties have entered into a Definitive Agreement for joint operation and control of a Vending Business (the “Definitive Agreement”); and

        WHEREAS, the parties desire to enter into this Agreement to set forth their agreement concerning solicitation of employees.

        NOW, THEREFORE, in consideration of the premises and the covenants herein and in the Definitive Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

        1.  Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Definitive Agreement.

        2.  PMI’s Covenant not to Solicit. PMI covenants that it will not, unless and until such employee has been terminated or subject to a notice of termination, solicit for employment purposes any employee of SanDisk or DPI or endeavor or attempt in any way to interfere with or induce a breach of any employment or contractual relationship that SanDisk or DPI may have with any employee, agent, independent contractor or representative.

        3.  SanDisk’s Covenant Not to Solicit. SanDisk covenants that it will not, unless and until such employee has been terminated or subject to a notice of termination, solicit for employment purposes any employee of PMI, Photo-Me USA, LLC or DPI or endeavor or attempt in any way to interfere with or induce a breach of any employment or contractual relationship that PMI, Photo-Me USA, LLC or DPI may have with any employee, agent, independent contractor or representative.

        4.  DPI’s Covenant Not to Solicit. DPI covenants that it will not, unless and until such employee has been terminated or subject to a notice of termination, solicit for employment purposes any employee of PMI, Photo-Me USA, LLC or SanDisk or endeavor or attempt in any way to interfere with or induce a breach of any employment or contractual relationship that PMI, Photo-Me USA, LLC or DPI may have with any employee, agent, independent contractor or representative.

        5.  Enforcement. Each party acknowledges that execution of this Agreement is a condition to the Definitive Agreement and acknowledges the adequacy of consideration for each covenant contained herein. Each party understands and acknowledges that any violation of this Agreement may cause the other party and/or DPI irreparable harm, the amount of which may be difficult to ascertain, and therefore agrees that the other party and/or DPI shall have the right to apply for specific performance and/or an order restraining and enjoining any breach and for such other relief as the other party and/or DPI shall deem appropriate. Such right is to be in addition to the remedies otherwise available at law or in equity. Each party expressly waives the defense that a remedy in damages will be adequate and any requirement for the posting of a bond by the other party and/or DPI in an action for specific performance or injunction.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        6.  Limitation of Liability.

        EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER FOR LOST PROFITS, OR LOST BUSINESS OPPORTUNITIES OR FOR INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH PERFORMANCE OF WORK PROVIDED FOR UNDER THIS AGREEMENT OR FOR TERMINATION OF THIS AGREEMENT AS PROVIDED FOR HEREIN. This section shall survive termination of this Agreement.

        7.  Dispute Resolution. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall take place in New York, New York and shall be conducted in the English language. The parties hereby agree to the enforceability of any judgements worldwide and to the authority of the arbitrator to award injunctive relief. This section shall survive termination of this Agreement.

        8.  Governing Law. This Agreement shall in all respects be construed according to the laws of the State of California, without regard to the conflict of laws principles thereof. This section shall survive termination of this Agreement.

        9.  Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        10.  Notices. Any notice, request, instruction, or other document to be given must be in writing and delivered personally or sent by certified mail or by United States Express Mail, postage or fees prepaid, or by FedEx, as follows:

If to SanDisk to:	SanDisk Corporation 140 Caspian Court Sunnyvale, CA 94089 Attn: Vice President, General Counsel Facsimile: 408-548-0385

with copies to:	Brobeck, Phleger & Harrison LLP Two Embarcadero Place Palo Alto, CA 94303 Attn: Timothy R. Curry, Esq Facsimile: 650-496-2715

If to PMI to:	Photo-Me International, Plc. c/o KIS 2110, avenue du Général de Gaulle 38130 Echirolles France Attn: Directeur Juridique Facsimile: 011-33-476- 339647

with a copy to:	Wolin, Ridley & Miller LLP 1717 Main Street, Suite 3100 Dallas, Texas 75201 Attn: Stephen A. Kennedy, Esq. Facsimile: (214) 939-4949

If to DPI:	DigitalPortal Inc. c/o SanDisk Corporation 140 Caspian Court Sunnyvale, CA 94089 Attn: President of DigitalPortal Inc. Attn: President and CEO SanDisk Corporation Facsimile 408-542-0600

Any notice delivered personally in the manner provided here will be deemed given to the party to whom it is directed upon the party’s (or its agent’s) actual receipt. Any notice addressed and mailed in the manner provided here will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth (4th) business day after the day it is placed in the mail or, if earlier, the time of actual receipt. This section shall survive termination of this Agreement.

        11.  Termination. This Agreement shall terminate with the termination of the Definitive Agreement, except where the Definitive Agreement is terminated due to the closing of an initial public offering and where either party remains at least a * shareholder of DPI.

        12.  Miscellaneous. This Agreement contains the entire agreement between the parties regarding its subject matter and supersedes all prior or contemporaneous proposals, agreements, representations and understandings, whether written or oral, between the parties regarding such subject matter. This Agreement may not be amended or modified except in writing signed by each of the parties hereto. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. This Agreement shall be construed as to its fair meaning and not strictly for or against either party. The headings hereof are descriptive only and not to be construed in interpreting the provisions hereof. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signatures as if it were the original. This section shall survive termination of this Agreement.

*  INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        IN WITNESS WHEREOF, PMI and SanDisk have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

PHOTO-ME INTERNATIONAL, PLC
By:	/s/ Serge Crasnianski

Name: Serge Crasnianski Title: Chief Executive Officer

SANDISK CORPORATION
By:	/s/ Eli Harari

Name: Eli Harari Title: President

DIGITALPORTAL INC.
By:	/s/ Nelson Chan

Name: Nelson Chan Title: President and Chief Executive Officer